UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

PHARMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices) (Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of the Company was held on June 12, 2012.

1.	The Company’s stockholders approved the election of the following eight directors for a term to expire at the Annual Meeting of Stockholders in 2013. The votes for each director were as follows:

Name	For	Withheld Authority	Broker Non-Votes
Frank E. Collins, Esq.	24,609,887	169,734	2,437,477
W. Robert Dahl, Jr.	24,611,451	168,170	2,437,477
Marjorie W. Dorr	24,536,148	243,473	2,437,477
Thomas P. Gerrity, Ph.D.	24,527,073	252,548	2,437,477
Thomas P. Mac Mahon	24,536,443	243,178	2,437,477
Geoffrey G. Meyers	24,609,152	170,469	2,437,477
Robert A. Oakley, Ph.D.	24,618,451	161,170	2,437,477
Gregory S. Weishar	24,615,655	163,966	2,437,477

2.	The Company’s stockholders voted upon the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The votes on this proposal were as follows:

For	Against	Abstained
27,180,793	33,868	2,437

3.	The Company’s stockholders voted upon and approved, by advisory vote, the compensation of the Company’s named executive officers. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
23,905,302	710,951	163,368	2,437,477

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: June 15, 2012	By:	/s/ Thomas A. Caneris
Thomas A. Caneris
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary